UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   October 22, 2009

The Finish Line, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (317) 899-1022

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On October 23, 2009, the Company announced a cash dividend of $0.03 per share of the Company’s Class A and Class B common stock.  The cash dividend will be payable on December 15, 2009 to shareholders of record on November 27, 2009.  Information regarding the dividend is included in the copy of the press release attached to this Form 8-K as Exhibit 99.1.

In addition, on October 22, 2009, Alan H. Cohen, the Company’s Chairman of the Board, entered into a Sales Plan with a brokerage firm under SEC Rule 10b5-1(c), pursuant to which Mr. Cohen will sell, subject to predetermined minimum price conditions, up to an aggregate of 120,000 of the Company’s Class A Common Shares during the term of the Sales Plan.  Such sales, if made, would involve the conversion by Mr. Cohen of up to 120,000 of the Company’s Class B Common Shares to Class A Common Shares.  Trading under the Sales Plan may occur from October 28, 2009 through and including December 16, 2009.

The Company issued a press release on October 23, 2009, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description of Exhibit

	99.1	Press Release issued October 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: October 23, 2009	By:	/s/ Edward W. Wilhelm
Edward W. Wilhelm
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued October 23, 2009